UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 4, 2021

CARDIFF LEXINGTON CORPORATION

(Exact name of registrant as specified in its charter)

Florida	000-49709	84-1044583
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3200 Bel Air Drive

Las Vegas, NV 89109

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code (888) 507-CDIX (2349)

____________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of Each Class	Trading Symbol(s)	Name of Each Exchange on Which Registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01. Entry Into a Material Definitive Agreement.

Stock Purchase Agreement

On June 4, 2021, Cardiff Lexington Corporation (the “Company”), Nova Ortho and Spine, PLCC (“Nova”), and Dr. Marc D. Brodsky, MD, Mr. Michael Wycoki, Jr., PA, Dr. Kevin Fitzgerald, MD, and Dr. Robert Simon, MD (collectively, the “Shareholders”) entered into and closed on a Stock Purchase Agreement (the “Purchase Agreement”), pursuant to which the Company purchased all of Nova’s issued and outstanding equity interests (the “Interests”) from the Shareholders, and Nova became a wholly-owned subsidiary of the Company.

Pursuant to the Purchase Agreement, the Interests had a purchase price of up to approximately $9.4 million, which purchase price was subject to customary working capital adjustments (the “Purchase Price”), with approximately $6.1 million due at closing (the “Closing Payment”) and $3.3 million due upon Nova reaching certain financial milestones within one year of the closing date, as described below (the “Supplemental Payment”). At closing, the Closing Payment was paid in the form of (i) a cash payment in the amount of $2.5 million and (ii) the issuance of 894,834 shares of Series J Preferred Stock of the Company to the Shareholders, which shares have an aggregate stated value of approximately $3.6 million. In the event Nova generates a minimum Pre-Tax Net Income (as defined in the Purchase Agreement) of approximately $1.98 million on or before June 4, 2022, the Company shall pay the Supplemental Payment in the form of the issuance of an additional 818,750 shares of Series J Preferred Stock of the Company to the Shareholders, which additional shares have an aggregate stated value of approximately $3.3 million.

The foregoing provides only a brief description of the material terms of the Purchase Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of Purchase Agreement filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Lock-Up Agreement

In connection with the Purchase Agreement and pursuant thereto, the Company and the Shareholders entered into a one-year lock-up agreement dated June 4, 2021 (the “Lock-Up Agreement”). Pursuant to the Lock-Up Agreement, the Shareholders agreed, subject to certain limited exceptions, not to (i) offer, sell, assign, transfer, pledge, contract to sell, or otherwise dispose of, or announce the intention to otherwise dispose of, any of the shares of Series J Preferred Stock acquired pursuant to the Purchase Agreement or any of the shares of the Company’s common stock received in exchange for such shares of Series J Preferred Stock (the “Restricted Securities”), (ii) enter into any swap, hedge, or similar agreement or arrangement that transfers, in whole or in part, the economic consequence of ownership of the Restricted Securities, or (iii) effect or agree to effect any short sales with respect to the Restricted Securities, borrow or pre-borrow any of the Restricted Securities, or grant any other right with respect to the Restricted Securities, among other restrictions. Commencing on the one-year anniversary of the issuance of the Restricted Securities and ending of the five-year anniversary thereof, each Shareholder may annually convert and sell up to 20% of the maximum amount of Restricted Securities held by such Shareholder. Following the five-year anniversary of the issuance of the Restricted Securities, all Restricted Securities shall be free and unrestricted.

The foregoing provides only a brief description of the material terms of the Lock-Up Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of Lock-Up Agreement filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Management Agreement

In connection with the Purchase Agreement and pursuant thereto, the Company, Nova, and Drs. Marc D. Brodsky and Kevin Fitzgerald, and Mr. Michael Wycoki, Jr. (together with Drs. Brodsky and Fitzgerald, the “Principals”) entered into a management agreement (the “Management Agreement”). Pursuant to the Management Agreement, following the effective date of the Purchase Agreement, the Principals shall serve as the Chief Medical Officers of Nova and shall provide professional advice to and manage the affairs and activities of Nova. The initial term of the Management Agreement is ten years, which term shall automatically be renewed for successive one-year terms unless either the Company or the Principals provide 90 days’ written notice to the other parties of its or their intention not to extend the term.

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The foregoing provides only a brief description of the material terms of the Management Agreement and does not purport to be a complete description of the rights and obligations of the parties thereunder, and such descriptions are qualified in their entirety by reference to the full text of Management Agreement filed as an exhibit to this Current Report on Form 8-K, and is incorporated herein by reference.

Guaranty

In connection with the Purchase Agreement and pursuant thereto, Nova and the Principals entered into a personal guaranty of performance dated June 4, 2021 (the “Guaranty”) to induce the Company to enter into the Purchase Agreement and ancillary agreements and arrangements. Pursuant to the Guaranty, the Principals, jointly and severally, guaranteed to Nova that Nova would meet certain proforma growth projections. In the event Nova fails to meet these projections, Nova is entitled to set off from certain bonuses due to the Principals of thirty percent of the shortfall, with the maximum amount of setoff being limited to the amount of the Principals’ bonuses.

Item 2.01 Completion of Acquisition or Disposition of Assets.

The information included in Item 1.01 is incorporated herein by reference.

Item 3.02 Unregistered Sales of Equity Securities.

In connection with the Purchase Agreement and pursuant thereto, on June 4, 2021, the Company issued 894,834 shares of Series J Preferred Stock of the Company to the Shareholders, which shares have an aggregate stated value of approximately $3.6 million, in partial payment of the Closing Payment. The issuance of the shares of the Series J Preferred Stock is exempt from registration under the Securities Act in reliance upon Section 4(a)(2) of the Securities Act.

To fund the above transaction, the Company sold 868,056 Units at a price of $3,472,222 to certain accredited investors. Each Unit consists of one (1) Series N Senior Convertible Preferred Share (the “Preferred Share”), and one (1) warrant to purchase one (1) share of Common Stock (the “Warrant” and, together with the Preferred Share and the shares of Common Stock to be acquired upon the conversion of any Preferred Share and/or exercise of the Warrant, the “Securities”).

Item 9.01.	Financial Statements and Exhibits.

Number	Exhibit

2.1	Stock Purchase Agreement

10.1	Lock-Up Agreement

10.2	Management Agreement

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CARDIFF LEXINGTON CORP.

Date: June 7, 2021	By:	/s/ Alex Cunningham
Alex Cunningham
Chief Executive Officer

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